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                                                                   EXHIBIT 10.59

                            STANDARD INDUSTRIAL LEASE

                                     BETWEEN

             Samuel K. Freshman, dba Galloway Industrial Properties

                                  ("LANDLORD")

                                       AND

              Radiation Sterilizers, Inc., a California Corporation

                                   ("TENANT")


                                   "PREMISES"

                              341 Enterprise Drive
                          Westerville, Ohio 43081-8827

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                                TABLE OF CONTENTS

ARTICLE                                                                                 PAGE
-------                                                                                 ----
           Basic Lease Information.................................................       3
     1.    Lease of Premises.......................................................       5
     2.    Term....................................................................       5
     3.    Rent....................................................................       5
     4.    Security Deposit........................................................       6
     5.    Alterations and Liens...................................................       7
     6.    Utilities...............................................................       8
     7.    Financing...............................................................       8
     8.    Personal Property.......................................................       9
     9.    Assignment and Subletting...............................................       9
     10.   Condemnation; Eminent Domain............................................       10
     11.   Taxes...................................................................       11
     12.   Use and Occupancy.......................................................       11
     13.   Damage and Destruction..................................................       12
     14.   Maintenance and Repairs.................................................       14
     15.   Insurance...............................................................       15
     16.   Surrender; Holding Over.................................................       15
     17.   No Merger...............................................................       16
     18.   Default.................................................................       16
     19.   Remedies................................................................       16
     20.   Exculpation.............................................................       18
     21.   Sale by Landlord........................................................       19
     22.   Access to Premises......................................................       19
     23.   Estoppel Certificate; Financial Statements..............................       19
     24.   Signature...............................................................       20
     25.   Net Lease...............................................................       20
     26.   Indemnification.........................................................       20
     27.   Notice..................................................................       20
     28.   Interpretation..........................................................       20
     29.   Successors and Assigns..................................................       21
     30.   Non-Waiver .............................................................       21
     31.   No Recordation of Lease.................................................       21
     32.   Legal Proceedings.......................................................       21
      33.  Corporate Authority; Partnership Authority .............................       21
     34.   Force Majeure...........................................................       22
     35.   Brokers.................................................................       22
     36.   Quiet Possession........................................................       22
     37.   Binding Effect..........................................................       22

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                             BASIC LEASE INFORMATION

1.      Date of Lease Dec 2, 1991   (Preamble)
2.      Landlord:     Samuel K. Freshman, dba Galloway Industrial Properties
        Address:      c/o Standard Management Company
                      6076 Busch Blvd., Suite #2
                      Columbus, Ohio 43229
                      Attn:  Vice President, Eastern Region

3.      Tenant:       Radiation Sterilizers, Inc.
        Address:      305 Enterprise Drive
                      Westerville, Ohio 43081-8827

4.      Address of Premises: 341 Enterprise Drive
                             Westerville, Ohio 43081-8827

        Gross Leasable Area ("GLA"): 12,000 square feet [Paragraph la] Land Area of Premises 58,501 square feet

5.      Commencement Date: December 1, 1991
                           [Paragraph 1B]

6.      Initial Term: Two (2) Years and Two (2) Months [Article 2]

7.      Minimum Rent: [Paragraph 3a]

        YEAR                        PER YEAR                     PER MONTH
        ----                        --------                     ---------
         1:    Mos. 1-2                                          $3,500,00 - Abated
               Mos. 3-12            $42,000.00                   $3,500.00
         2:    Mos. 1-12            $48,000.00                   $4,000.00
         3:    Mos. 1-2             $48,000.00                   $4,000.00

8.      Consumer Price Index (Metropolitan Area): Cleveland, Ohio
        [Paragraph 3b]

9.      Security Deposit: $3,500.00 [Article 4]

10.     Minimum Assignment Processing Fee: $500.00 [Paragraph 9b]

11.     Fiscal Year: January 1 to December 31

12. Permitted uses: Offices, and a warehouse for medical supplies, aerosols and spices. [Paragraph 13a]

13. Comprehensive General Liability Insurance Minimum Policy Requirements [Subparagraph 15a(l)]:

        $1,000,000.00 per occurrence for personal injury, bodily injury, and property damage.

14.     Federal Reserve Bank: Cleveland, Ohio         (Subparagraph 19a(2)]



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15.     Brokers or Agents (if none, so state):
           [Article 36]

The Paragraphs of the Standard Industrial Lease (the "Lease") identified above in brackets are those provisions where reference to particular items from the Basic Lease Information appear and such items are incorporated in the Lease as part thereof. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

Exhibits and Addenda  [Article 33]:
----------------------------------

        Exhibit A - Legal Description of Premises

        Exhibit B - Site Plan of Premises

        Exhibit C - Rules and Regulations (2 pages)

        Exhibit D - Control Zone Criteria (2 pages) Addenda - The following Addenda are attached to and made a part of this Lease (if none, so state):

        - Extension Option (Fair Rental Value) Lease Rider/Industrial

        - Corporate Resolution of Radiation Sterilizers, Inc.

        - Addendum to Lease

        - Notice to Prospective Real Estate Purchasers/Tenants



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                            STANDARD INDUSTRIAL LEASE

THIS LEASE (the "Lease") is made as of the date specified in Item 1 of the Basic Lease Information (the "BLI") by and between the parties named in Items 2 and 3 of the BLI as "Landlord" and "Tenant", respectively.

1.    LEASE OF PREMISES.

a. Landlord leases to Tenant the "Premises" described in Item 4 of the BLI and more particularly described on attached Exhibit A and Exhibit B. The rent payable by Tenant is for the Premises as they exist regardless of actual square footage. "GLA" means the total gross leasable area designated for tenant occupancy and exclusive use measured in square feet from the center line of joint partitions to the outside wallfacing of exterior walls and/or the exterior face of service corridor walls, including without limitation utility ducts, basements, columns, stairs, elevators, mezzanines and upper floors.

b. Landlord shall endeavor to deliver possession of the Premises to Tenant on or before the "Commencement Date" specified in Item 5 of the BLI. If Landlord is unable for any reason to deliver the Premises to Tenant by the Commencement Date, Landlord shall not be liable for any resulting damage, but the Commencement Date shall be postponed by the number of days of delay until Landlord actually delivers the Premises to Tenant, unless the delay is due to an act or omission of Tenant or its agents, employees, or contractors, in which event no postponement shall occur. Tenant shall, upon request, execute an Addendum confirming the actual Commencement Date and expiration date of the Lease.

c. Except as otherwise set forth in this Lease, Tenant accepts the Premises "as is" subject to all existing liens, encumbrances, deeds of trust, reservations, restrictions and other matters of record and to all zoning, building and fire ordinances and governmental statutes, rules and regulations affecting the Premises or relating to the use or occupancy of the Premises. Landlord shall not be liable for latent defects in the Premises, Tenant acknowledges that, except as otherwise expressly set forth in the Lease, (1) neither Landlord nor any of Landlord's agents, contractors, licensees, employees, directors, officers, partners, trustees or invitees (collectively, "Landlord's Employees") has made any representation or warranty regarding the Premises or the suitability of the Premises for Tenant's intended use; (2) no representations or warranties as to the state of construction or repair of the Premises have been made by Landlord or Landlord's Employees; and (3) no Premises to alter, remodel, improve, repair, decorate of paint the Premises have been made by Landlord or Landlord's Employees, Tenant's acceptance of possession of the Premises shall constitute Tenant's acknowledgement that Landlord has performed all its work (if any) with respect to the Premises and that the Premises are in good and acceptable condition and repair.

2. TERM. The "Term" of this Lease shall consist of the following three components: the "Interim Term" shall commence on the date specified in Item 1 of the BLI and expire at midnight on the date preceding the Commencement Date. The "Initial Term" shall commence at 12:01 a.m. on the Commencement Date and continue for the period specified in Item 6 of the BLI (unless sooner terminated in accordance with the provisions of this Lease).

3. RENT. Commencing on the Commencement Date and continuing throughout the Term, Tenant



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shall pay to Landlord the following sums in lawful U.S. money as rental for the
Premises, at the times and in the manner provided below, without deduction or offset:

a. "Minimum Rent" specified in Item 7 of the BLI in advance on or before the first of each month during the Term. If the Commencement Date occurs other than on the first of the month of if the Term ends other than on the last day of a month, the applicable payment of Minimum Rent shall be pro-rated on a 30-day month basis.

b. The Minimum Rent shall be periodically adjusted in accordance with increases in the cost of living. As used in this Paragraph 3b, (1) "Base Month" means the calendar month in which the Commencement Date occurs; (2) "Price Index" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, U.S. Department of Labor for the area set forth in Item 8 of the BLI. All Items (1967 = 100), or any successor index or substitute therefor;
(3) "Adjustment Date" means the first day of January of each year during the Term; (4) "Adjustment Factor" means a fraction, the numerator of which shall be the Price Index for the month in which the applicable Adjustment Date occurs and the denominator of which shall be the Price Index for the Base Month. On each Adjustment Date, the Minimum Rent shall be adjusted to an amount equal to the then Minimum Rent multiplied by the Adjustment Factor. In no event, however, shall the Minimum Rent, as adjusted, be less than the Minimum Rent payable during the month immediately preceding the applicable Adjustment Date. Such new amount shall be payable for the period from such Adjustment Date to the next Adjustment Date. If the information necessary to calculate the Adjustment Factor is not immediately available on any Adjustment Date, Tenant shall continue to pay the Minimum Rent in effect immediately prior to such Adjustment Date; provided, however, that, upon the subsequent determination of the Adjustment Factor, the Minimum Rent shall be adjusted accordingly and, on the first day of the month following such adjustment, Tenant shall pay Landlord, in addition to the adjusted Minimum Rent, an amount equal to the aggregate rental adjustments which should have been paid for the months elapsed since such Adjustment Date. No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision subsequently made in the first published figure of the Price Index for any month. Any delay or failure of Landlord in computing or billing for the foregoing rent adjustments shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments.

c. All sums to be paid under this Lease by Tenant to Landlord in addition to Minimum Rent shall be considered "Additional Charges", whether or not specifically designated as such herein.

4. SECURITY DEPOSIT. Concurrently with execution and delivery of this Lease, Tenant shall pay Landlord the amount set forth in Item 9 of the BLI to be held without interest as security for Tenant's performance of this Lease. Landlord may apply the whole or any part of such deposit to the payment of any sum in default or which Landlord expends by reason of Tenant's default. In such event, Tenant shall, on demand, restore the security deposit to its original amount. If the Premises are conveyed by Landlord, the security deposit or any balance thereof may be turned over to Landlord's grantee. In such event, Tenant shall release Landlord from all liability with respect to the security deposit, and shall look solely to Landlord's grantee for application or return. The security deposit is not an advance rental deposit, an advance payment of any other kind or a measure of Landlord's damages in case of Tenant's default. Landlord shall not be required to keep the security



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deposit separate from its general accounts unless required by law. If Tenant complies with all of the covenants of this Lease, the security deposit or any balance thereof shall be returned to Tenant (or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease) within 30 days after the later of (a) the expiration or earlier termination of this Lease; (b) the date Tenant has paid all amounts required to be paid under this Lease; or (c) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease.

5.    ALTERATIONS AND LIENS.

a. Tenant shall not make or permit any alterations, additions, leasehold improvements or utility installations (collectively, "Alterations") to the Premises or attach any fixture or equipment, without Landlord's prior written consent. "Utility Installation" means carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Prior to commencement of construction of installation, Tenant shall submit plans and specifications for any proposed Alterations for Landlord's approval. All Alterations shall be constructed or installed (1) at Tenant's sale cost and expense by contractors acceptable to Landlord; (2) in conformity with applicable building codes and all other necessary or advisable permits and licenses, copies of which shall be furnished to Landlord before work commences; (3) in compliance with attached Exhibit D: and (4) in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall reimburse Landlord for all costs and expenses (including without limitation architect's and/or engineer's fees) incurred by Landlord in approving or disapproving Tenant's Alterations. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense. Notwithstanding any failure to object to any such work, Landlord shall have no responsibility or liability with respect thereto, Upon completion, Tenant shall record a Notice of Completion as required or permitted by law, Tenant shall deliver to Landlord, within 30 days after completion of such work, a copy of the Certificate of occupancy with respect thereto, two (2) complete sets of "as-built" plans of the Alterations and copies of all contracts and other evidence of the cost of construction. No work shall proceed without Landlord's prior written approval of certificates of insurance from approved companies for Builder's Risk Insurance, Workers' Compensation as required by law and Combined Single Limit Bodily Injury and Property Damage Insurance covering comprehensive general liability and automobile liability in an amount not less than $1,000,000 per occurrence, which policies shall be endorsed to name Landlord as an additional insured and shall show a waiver of subrogation by the insurer to any claims Tenant's contractor, subcontractors or suppliers may have against Landlord. Tenant need not obtain Landlord's consent to any Interior, non-structural, non-mechanical Alterations which do not exceed, in the aggregate, $10,000 in cost in any 12-month period during the Term.

b. Landlord may at any time (1) make alterations or additions and build additional stories above or below the Premises, (2) eliminate or relocate public entrances to the Premises, so long as there is at all times one ground level public entrance to the Premises, (3) construct other buildings or improvements adjacent to the Premises from time to time and make alterations and/or additions thereto, above, below and/or adjoining the same, and (4) construct multi-level, elevated or subterranean parking facilities.



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c. Tenant shall keep the Premises free of all liens arising from any work performed, materials furnished or obligations incurred by or for Tenant, its subtenants, assignees, licensees or concessionaires. If Tenant fails within 10 days following imposition to cause any such lien to be released of record, Landlord may, at its election, and in addition to all other remedies provided herein and by law, cause same to be released by any means it deems proper, including payment of the claim. Tenant shall, promptly upon demand, reimburse Landlord for all sums paid and expenses incurred for such purpose, including attorneys' fees, with interest from the date of demand at the rate specified in Paragraph 19e below. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys' fees and expenses on account of claims of lien or other actions of laborers, materialmen or others for work performed or materials supplied to Tenant, its subcontractors, assignees, licensees or concessionaires. If any claim of lien be filed against the Premises or any action relating to or affecting title to the Premises be commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. Tenant shall give Landlord at least 10 days' prior written notice of commencement of any construction on the Premises.

6. UTILITIES. Commencing an the Commencement Date, Tenant shall be responsible and pay for all public utility services to the Premises during the Term, including heat, ventilation and air conditioning ("HVAC"), water, gas, electric, etc., together with all taxes, levies, deposits, fees or other charges, which shall be due and payable promptly upon demand, Landlord shall not be liable for the quality, quantity, interruption or failure of such utilities, nor shall Tenant be entitled to terminate this Lease or stop paying rental or the payments, unless due directly to Landlord's negligence. If Tenant fails to pay any such amounts, Landlord may cut off and discontinue, without further notice to Tenant, any utilities furnished to the Premises and paid for by Landlord until such payments are paid in full. During the Term, Tenant agrees to maintain adequate heating to the Premises (whether or not occupied) so as to avert any damage to the Premise on account of weather. If the Premises are not separately metered, Tenant shall, at its sole cost and expense, install separate meters. Tenant shall not, without landlord's prior written consent, use any device in the Premise which overloads or jeopardizes the integrity of the existing utility system in the Premises. Tenant shall not connect any device to water pipes or electrical current (except through existing electrical outlets in the Premises).

7. FINANCING. This Lease is and shall remain subject and subordinate to (1) all ground or underlying leases now or hereafter executed and all amendments, renewals, modifications, supplements and extensions thereof affecting the Premises, and (2) the lien of all mortgages, deeds of trust or other debt instruments now or hereafter encumbering Landlord's interest or estate in the Premises and/or any ground or underlying leases, without execution by Tenant of any additional documents. If, for whatever reason, landlord requests Tenant's execution from time to time of additional instruments or documents to effectuate such subordination, Tenant shall promptly execute and deliver all such documents or instruments. Tenant irrevocably constitutes and appoints Landlord, such appointment being coupled with an interest, as Tenant's special attorney-in-fact to execute, deliver and record any such documents or instruments if Tenant fails to do so. As a condition to Tenant's foregoing obligation to execute documents subordinating this Lease, Landlord shall procure from each mortgagee an agreement in writing that, as long as Tenant faithfully discharges its obligations under this Lease, in the event of a foreclosure, its tenancy will not be disturbed. Any notice given to Landlord under this Lease shall also be given to all


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mortgagees of which Tenant has received notice. Such mortgages shall have the same rights as Landlord to cure Landlord's default. If any mortgage lender requires, as a condition to the financing, any modification of the terms or conditions of this Lease, Tenant shall execute such modification or amendment, provided such modification shall not (1) increase the rental or Tenant's share of any costs, (2) reduce the Term of the Lease, or (3) materially interfere with Tenant's use or occupancy of the Premises. If Tenant refuses to execute any modifications within 10 days after receipt, Landlord may, by 30 days written notice, cancel this Lease. In such event, Landlord shall refund any unearned rental or security deposit and neither party shall have any further liability under this Lease.

8. PERSONAL PROPERTY. All personal property, trade fixtures and machinery in the Premises shall be at the risk of Tenant or those claiming under Tenant, whether damaged or lost by water, fire, explosion, wind, earthquake, theft or any other casualty. Landlord shall not be liable for damage to Tenant's personal property entrusted to Landlord or Landlord's Employees, no for loss thereof or damage thereto by theft or otherwise.

9. ASSIGNMENT AND SUBLETTING.

a. Tenant shall not voluntarily or by operation of law sell, transfer, assign, mortgage or sublet this Lease or any interest in the Premises, enter into license or concession agreements or allow the occupancy of any part of the Premises by another (collectively, "transfer"), without, in each case, procuring Landlord's prior written consent. If Tenant is a partnership, any cumulative transfer of more than 40% of partnership interests shall constitute a transfer. If Tenant is a corporation, any change in control, as defined in the Federal Securities Laws, shall constitute a transfer. Tenant's request for consent to a transfer shall include a detailed written statement of the proposed transfer, including the name, address, business, intended use, financial condition of the prospective transferee, financial details of the proposed transfer, a copy of the proposed transfer documents and any other information Landlord deems relevant. Upon receipt, Landlord shall have the right (1) to withhold consent, if reasonable; (2) to grant consent, subject to the terms and provisions of this Lease, provided that if the proposed transfer is an assignment or a sublease, then all rent payable by the transferee which exceeds the aggregate rent payable by Tenant under this Lease (including any additional payments or other consideration for the transfer, however characterized, and whether paid by lump sum or periodic payments) shall be paid 75% to Landlord and 25% to Tenant; or
(3) to the extent permitted by law, and provided the proposed transfer is an assignment or a sublease, to terminate the Lease as of the proposed effective date of such transfer, in which case Landlord may elect to enter into a direct lease agreement with the proposed assignee or sublessee. Landlord shall not be deemed to have unreasonably withheld consent if the net worth of the proposed transferee is less than Tenant's as of the Commencement Date or if the proposed use of the Premises by the transferee is materially different than Tenant's use or is in conflict with existing or proposed uses. Subject to compliance with this Article, Landlord shall not withhold its consent to an assignment of this Lease or a subletting of the Premises or any part thereof by Tenant to an affiliate, subsidiary or parent of Tenant; an entity with which Tenant has merged or consolidated or an entity to which substantially all of Tenant's assets are transferred by stock purchase or otherwise, provided such entity continues to use the Premises for the purposes specified herein and substantially in the same manner as Tenant (collectively, "Tenant's Affiliates").



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

b. Notwithstanding any transfer permitted herein, Tenant and any Guarantor hereof shall at all times remain directly, primarily and fully responsible and liable for all Payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease. Any attempted transfer without Landlord's prior written consent shall be void and of no force or effect and shall, at the option of Landlord, terminate this Lease. Tenant agrees to reimburse Landlord for Landlord's reasonable costs including attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer. Tenant shall submit with any request for consent, clear funds sufficient to compensate Landlord for its costs, including attorneys' fees and the cost of investigation the credit, experience, skill, character, reputation and ability of the proposed transferee, but in no event less than the amount set forth in Item 10 of the BLI. All transfers shall be by instruments in form reasonably satisfactory to Landlord executed by the transferor and the transferee, whereby each transferee assumes and agrees to be bound by and perform all of Tenant's obligations under this Lease. One original copy of such instrument shall be delivered to Landlord.

c. Tenant irrevocably assigns to Landlord, for security purposes, all rents and other payments becoming due to Tenant under any sublease by Tenant of the Premises or any part thereof, Landlord, as assignee and attorney-in-fact for Tenant, or a receiver appointed on Landlord's application, may collect such rents and other payments and apply them toward Tenant's obligations under the lease; provided, that (1) such right shall be in addition to any other remedies provided herein or by law or in equity; and (2) such collection or application shall not be deemed a novation or release of Tenant from further performance of its obligations under the Lease, Landlord shall not exercise the foregoing rights so long as Tenant is not in default under this Lease.

10. CONDEMNATION: EMINENT DOMAIN. If all or any portion of the Premises are taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold an the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Premises are located, or which is located in the Premises, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Minimum Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right either to terminate this Lease or to make such repair at Landlord's expense.



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

11. TAXES.

a. Prior to each calendar year, Landlord will submit an estimate of all real property taxes an the Premises. Tenant shall pay 1/12 of such share monthly, Landlord shall submit a statement of actual taxes paid each subsequent calendar year. If the actual amount exceeds the estimated amounts previously paid by Tenant, the difference shall be promptly paid by Tenant to Landlord. If the actual share is less than the estimated amounts previously paid by Tenant, Tenant's payment of real property taxes next coming due shall be reduced by the overpayment. If no further payments shall become due, such overpayment shall be refunded to Tenant, "Real property taxes" means (1) any fee, license tax, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises; (2) any tax on Landlord's right to receive rent or income from the Premises or on its business of leasing the Premises; (3) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided by any governmental agency; (4) any tax or reassessment imposed upon this Lease or the Premises due to a change in ownership or transfer of all or part of the Premises; and (5) any charge or fee replacing any tax previously included within the definition of real property tax. Real property taxes do not include Landlord's federal, state or municipal income, franchise, inheritance or estate taxes.

b. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges assessed upon Tenant's improvements, fixtures, trade fixtures, equipment, furniture, inventories, merchandise or other personal property in the Premises, whether made against Tenant and/or Landlord separately or as part of the assessment of other property. Tenant's personal property shall be assessed separately from the Premises and the Project.

c. Tenant may contest the real property taxes, Tenant shall pay all costs of such proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interests and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes. Tenant shall not be in default under this Lease for non-payment of such taxes if Tenant deposits funds with Landlord or opens an interest bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant in amount sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Premises from being sold under a "tax sale" or similar enforcement proceeding.

12. USE AND OCCUPANCY.

a. The Premises shall be used solely for the purposes specified in Item 12 of the BLI, and for no other purpose without Landlord's prior written consent. Tenant shall comply with all regulations adopted from time to time by Landlord governing signs, advertising material and lettering, including building, free-standing, pylon or other signs. No other sign or advertising media is permitted without Landlord's prior written consent.

b. Tenant shall use, maintain and occupy the Premises in a careful, safe and proper manner. Tenant shall not do, bring, keep or permit anything in or about the Premises (1) prohibited by law, statute, or ordinance or governmental rule or regulation now or hereafter enacted or by any fire or liability insurance policy; (2) which increases the existing rate or which cancels or otherwise affects any insurance covering the Premises or any part thereof or its contents;
(3) which causes a stress on the floor or any other portion of the Premises in excess of that which it is designed to bear; (4) which will in any way obstruct or interfere with the rights of tenants of adjacent property of annoy them; (5) which is improper, immoral, unlawful or objectionable; or (6) which constitutes waste or a nuisance or menace to Landlord, other tenants or the owners or tenants of adjacent property.

c. Tenant shall not, without Landlord's prior written consent, (1) advertise any distress, fire, bankruptcy, liquidation, relocation or going out of business sale; (2) install or permit the installation in the Premises of any pinball, video or gaming machines or other devices or equipment for amusement or recreation; (3) install or permit the installation in the Premises of vending machines, newspaper racks, pay telephones or other coin-or-token-operated devices, except for the exclusive use of Tenant's employees; (4) use or permit the use of the Premises for the sale or display of pornography, drug-oriented paraphernalia or any goods and/or services; or (5) use the name or logo of Premises for any purpose other than as the address of Tenant's business nor do or permit anything in connection with Tenant's business or advertising which, in the reasonable judgment of Landlord, may reflect unfavorably on Landlord or confuse or mislead the public as to any apparent connection or relationship between Landlord and Tenant.

d. Tenant shall, at its expense and at all times, comply with (1) all laws, ordinances and regulations affecting the Premises or otherwise applicable to Tenant's business; (2) the requirements of any board of fire underwriters or other similar body now or hereafter instituted; (3) any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation affecting the condition, use or occupancy of the Premises; and (4) any requirements of structural changes related to or affected by Tenant's acts, occupancy or use of the Premises. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises. Tenant shall immediately furnish Landlord with a copy of any notice received from any governmental agency, insurance company or inspection bureau affecting the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party to such action, shall be conclusive as between Landlord and Tenant in establishing such violation.

e. Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit D and, upon delivery of a copy thereof to Tenant, all reasonable modifications and additions thereto from time to time adopted by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant adjacent to the Premises.

13. DAMAGE AND DESTRUCTION.

a. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises are only partially damaged and if the proceeds received by Landlord from the insurance policies described in Paragraph 15b (including the deductible amounts to be paid by Tenant, if any) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord (including the deductible amounts to be paid by Tenant, if any) are insufficient to pay the entire cost of repair, or if the damage is not covered by Landlord's insurance policies, Landlord may elect either (a)to repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) to terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within 30 days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount' (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and any building in which the Premises are located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall reimburse Tenant for any such repair costs from any insurance proceeds received by Landlord for the damage repaired by Tenant. Any excess proceeds shall be retained by Landlord, Tenant shall give Landlord written notice of such election within 10 days after receiving Landlord's termination notice. If the damage to the Premises occurs during the last 6 months of the Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease, Landlord shall notify Tenant of its election within 30 days after receipt of notice of the occurrence of the damage.

b. If the Premises are totally or substantially destroyed by any cause, or if the Premises are in a building which is substantially destroyed (even though the Premises are not totally or substantially destroyed), this Lease shall terminate as of the date of the destruction occurred regardless of whether Landlord receives any insurance proceeds, However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case, this Lease shall remain in full force and effect, Landlord shall notify Tenant of such election within 30 days after the occurrence of such destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

c. If the Premises are damaged and Landlord or Tenant restores the Premises pursuant to the provisions of this Article 137 any rent payable during the period of such damage and restoration shall be reduced according to the degree to which Tenant's use of the Premises are impaired. The reduction shall not exceed the sum of one year's payment of Minimum Rent, insurance premiums and real property taxes. Except for the foregoing reduction, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises.

d. Tenant waives the protection of any statute or code of judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of Paragraph 13b above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

14. MAINTENANCE AND REPAIRS. During the Term, Tenant shall, at its expenses, keep and maintain the Premises in good and sanitary order, condition and repair, and shall make all structural and non-structural repairs and replacements thereto, interior and exterior, above or below ground, ordinary or extraordinary, to the satisfaction of Landlord, regardless of whether the benefit of such repairs or replacements extend beyond the expiration or earlier termination of the Term. If Tenant fails to repair or maintain the Premises or any part thereof in a manner reasonably satisfactory to Landlord, Landlord may, upon written notice, make such repairs or perform such maintenance on behalf of Tenant. The cost thereof shall be paid by Tenant as an Additional Charge promptly upon receipt of an invoice therefor, together with interest at the rate specified in Paragraph 19e below. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results. Tenant shall contract with a qualified service company acceptable to Landlord for the monthly maintenance of the HVAC system exclusively serving the Premises. Tenant shall furnish a copy of such contract (any subsequent contract) to Landlord for approval prior to execution.

15.     INSURANCE.

a. Tenant shall maintain during the Term, at its sole expense, the following policies of insurance:

        (1) Comprehensive liability insurance, including property damage, insuring Landlord, Tenant and any mortgagee, ground lessor and other designated persons with insurable interests in the Premises (collectively, "additional designated insureds"), against all claims, demands, actions, causes of action and liability for injury to or death of any persons in the amounts set forth in Item 13 of the BLI, per occurrence and for damage to property arising from or related to the use, occupancy or operation of the Premises or Tenant's business. Such insurance shall contain a contractual coverage endorsement expressly insuring Tenant's indemnity obligations under Article 26 below. The foregoing coverages shall be increased as necessary if, in Landlord's opinion, they are no longer adequate due to inflation, Tenant's activities, substantial increases in recovered liability claims, increased claims consciousness by the public or any combination thereof;

        (2) Workers' compensation and Employer's Liability Insurance as required by law;

        (3) Insurance on all plate glass an the Premises; and

        (4) All risk fire and casualty insurance with standard extended coverage endorsement, including theft, vandalism, malicious mischief, sprinkler damage and, if applicable, boiler and machinery, for 100% of the replacement value of the Premises and all furnishing, trade fixtures, improvements, equipment, merchandise, inventory, records and personal property from time to time in the Premises. The proceeds therefrom, together with any deductible amounts thereunder, shall be paid to Landlord by Tenant and held in trust to be used only for the repair or replacement of such items.

All such policies shall (1) be placed with insurance companies acceptable to Landlord; (2) name Landlord as an additional insured and contain loss payable clauses satisfactory to Landlord; (3) provide that Landlord, and any additional designated insureds, although not named as insureds, shall be entitled to recover any loss to them, their servants, agents and employees due to the negligence of Tenant, its officers, agents or employees; (4) provide that, if required by Landlord's mortgagee, the proceeds of any insurance shall be paid to a trustee or depository designated by Landlord's mortgagee; (5) be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry and (6) not be cancellable or subject to reduction of coverage except after 30 days' prior written notice to Landlord. Tenant shall deliver to Landlord prior to occupancy of the Premises, and thereafter at least 30 days' prior to expiration, copies of such policies or certificates thereof, Tenant shall, at its own cost, maintain any other forms of Insurance as Tenant, Landlord or the mortgagees, trust deed beneficiaries or ground lessors of the Premises may reasonably require from time to time. Tenant shall be liable for the payment of any deductible amounts under such insurance policies.

b. If this Lease is cancelled by reason of damage or destruction, any insurance proceeds for damage to the Premises and Tenant's improvements (exclusive of Tenant's personal property and trade fixtures), whether obtained by Landlord or Tenant, shall belong to landlord, free and clear of any claims by Tenant.

c. The coverage limits required in this Article 15 shall not limit Tenant's liability to Landlord under this Lease or at law or in equity. If Tenant fails either to maintain the required insurance or to deliver the required certificates, Landlord may, at its option, acquire such insurance and Tenant shall reimburse Landlord therefor immediately upon demand. However, Landlord's failure or refusal to obtain such insurance shall not constitute a waiver of Tenant's obligation to maintain such insurance. Tenant shall pay any increased insurance cost resulting from Tenant's occupancy or vacancy of the Premises.

d. Landlord and Tenant each hereby waive any rights they may have against the other for loss of or damage to property caused by a peril for which insurance is maintained hereunder. The parties shall cause their respective insurance companies to execute a waiver of any rights of subrogation they may have. However, if such waivers are unavailable, this Article shall not be applicable.

16. SURRENDER: HOLDING OVER

a. Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received, except for ordinary wear and tear which Tenant was not otherwise obligated to repair under this Lease. All improvements whether temporary or permanent in character, made in or upon the Premises (other than furnishings, trade fixtures and equipment installed by Tenant) shall be Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant. However, upon request, Tenant shall, at its expense, remove all such improvements from the Premises and return the Premises to the condition in which they were delivered to Tenant, Tenant shall immediately and fully repair any damage to the Premises occasioned by such removal. If Tenant makes any improvements without the prior written approval of Landlord, Tenant shall within 10 days of Landlord's request, remove any or all of the same at Tenant's sole expense. In no event shall Tenant remove any of the following materials or equipment: power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other hearing or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations, all of which shall become Landlord's property upon expiration or earlier termination of this Lease.

b. Tenant shall reimburse Landlord for and indemnify landlord against all damages incurred by Landlord from any delay in vacating the Premises or failure to surrender the Premises in the required condition. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy subject to all provisions of the Lease applicable thereto, except that the Minimum Rent shall be immediately increased to an amount equal to 200% of the then prevailing Minimum Rent on the date of the expiration or earlier termination of the Lease. Such month-to-month tenancy may be terminated by either party upon 30 days' prior written notice.

17. NO MERGER. The surrender, mutual cancellation or termination hereof shall not work a merger, but shall, at Landlord's option, either terminate or operate as an assignment of all existing subtenancies.

18. DEFAULT. Any of the following shall constitute an event of default by Tenant under this Lease:

a. Tenant fails to pay any rent or other sum payable hereunder when the same is due.

b. Tenant fails to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein or in the rules and regulations to be observed or performed by Tenant and such default continues for a period of 30 days following notice from Landlord. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. Any notices required to be given pursuant to this Paragraph are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirements.

c. Tenant becomes bankrupt or insolvent; makes a transfer in fraud of creditors or an assignment for the benefit of creditors; takes or has taken against it any proceedings under any bankruptcy, insolvency or reorganization act; or a receiver is appointed for a substantial part of its assets.

d. Tenant vacates or abandons the Premises.

e. This Lease or any estate of Tenant hereunder is levied upon by any attachment or execution.

19. REMEDIES. Upon any default, Landlord may, at its option without further notice or demand and in addition to any other rights and remedies hereunder or a law or in equity, do any or all of the following:

a. Terminate Tenant's right to possession of the Premises by any lawful means upon at



                                     Page l6
least 3 days written notice, in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any rights and remedies Landlord may have at law or in equity, Landlord shall have the following rights:

        (1) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder.

        (2) To recover all damages incurred by Landlord by reason of the default, including without limitation (A) the worth at the time of the award of the payments owed by Tenant to Landlord under the Lease that were earned but unpaid at the time of termination; (B) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under the Lease for the same period that Tenant proves could have been reasonably avoided; (C) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (D) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (E) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (F) any other amount, including without limitation attorneys' fees, court costs and accounting and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, "The worth at the time of the award," as used in Clauses (A) and (B) of this Paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the interest rate specified in Paragraph 19e below, "The worth at the time of the award," as referred to in Clause (C) of this Paragraph, is to be determined by discounting such amount, as of the time of award, at the discount rate of the Federal Reserve Bank specified in Item 14 of the BLI, plus 1%. The monthly rent reserved in this Lease shall be deemed to be the sum of: (1) the Minimum Rent and (2) any Additional Charges due under this Lease.

        (3) To remove, at Tenant's sole risk, any and all personal property in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not immediately pay the cost of such storage within 3 days, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord's removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any all loss, cost and damage, including without limitation, court costs and attorneys' fees. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of the Subparagraph.

b. Main Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord's election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. If Landlord relets the Premises or any portion thereof, any rent collected shall be applied against amounts due from Tenant. Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord's re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance or surrender of the Premises or Tenant's interest therein, a termination of the Lease or a waiver or release or Tenant's obligations hereunder. Landlord shall have the same rights with respect to Tenant's improvements and personal property as under Paragraph 16a above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of the Lease.

c. Cause a receiver to be appointed in any action against Tenant and to cause such receiver to take possession of the Premises and to collect the rents or profits derived therefrom. The foregoing shall not constitute an election by Landlord to terminate this Lease unless notice of such intent is given.

d. Charge late charges as follows: Tenant acknowledges that late payments of Minimum Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges imposed on Landlord by any mortgage or trust deed covering the Premises. Accordingly, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge for each month Minimum Rent is not paid when due equal to the greater of $50 or 10% of such overdue amount. If any other sum is not received by Landlord when due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount for each 30-day period, or fraction thereof, during which such amount remains unpaid. Late charges are deemed Additional Charges. Acceptance of late charges by Landlord shall not constitute a waiver of Tenant's default nor prevent Landlord from exercising any other right or remedy hereunder.

e. Charge interest on any amount not paid when due at the lesser of (1) the then prevailing prime rate being charged by the Local Prime Rate Bank specified in
Item 14 of the BLI plus five percent (5%) per annum or (2) the maximum rate permitted by law for commercial loans. Interest shall accrue from the date funds are first due or, if the payment is for funds expended by Landlord on Tenant's behalf, from the date Landlord expends such funds. Interest shall not be payable on late charges. Payment of interest shall not excuse or cure any default by Tenant under this Lease.

20. EXCULPATION. Landlord shall not be liable, and Tenant waives all claims, for any damage or injury, however caused, to the person, business (or any loss of income), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other persons in or about the Premises, except for Landlord's gross negligence or willful misconduct. If Tenant obtains a money judgment against Landlord, its partners, successors or assigns, with respect to this Lease or any matter, condition or circumstance arising out of the relationship of the parties hereunder, Tenant's occupancy of the Premises of Landlord's ownership of the Project, Tenant shall be entitled to execute such judgment only on Landlord's fee simple or leasehold estate in the Premises (whichever is applicable) and not on any other assets of Landlord, its partners, successors or assigns. Any such judgment shall be so qualified as to constitute a lien only on such fee simple or leasehold estate.

21. SALE BY LANDLORD. If the original Landlord or any successor owner of the Premises sells, assigns or transfers the Premises, all liabilities and obligations under this Lease of the original Landlord or such successor owner accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

22. ACCESS TO PREMISES. Landlord may enter the Premises at any time in an emergency and otherwise at reasonable hours (1) to inspect same; (2) to exhibit same to prospective purchasers, mortgagees or tenants; (3) to confirm Tenant's compliance with its obligations hereunder; (4) to supply any service to be provided by Landlord hereunder; (5) to post notices of non-responsibility; (6) to post "To Lease" signs during the last 90 days of the Term and (7) to make any required repairs of the Premises, any adjoining space or the utility services. Any such entry shall not under any circumstances be construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof, Landlord may use all proper means to gain entry to the Premises in an emergency. Tenant waives any claim for damages, compensation or abatement of rent for any injury or inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises arising from the exercise of the foregoing rights. In the event of an excavation of land or construction or alteration of a building adjacent to the Premises, Tenant grants to the authorized parties a license to enter upon the Premises for the purpose of doing the work Landlord deems necessary to preserve the Premises or any adjacent building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent. Nothing herein shall imply any duty of Landlord to do any work Tenant is required to do under this Lease, no shall Landlord's performance of any repairs on behalf of Tenant constitute a release of Tenant's obligation to do the same.

23. ESTOPPEL CERTIFICATE: FINANCIAL STATEMENTS.

a. From time to time, Tenant will execute, acknowledge and deliver to Landlord, within 1 days of receipt, an Estoppel Certificate in Landlord's form stating (1) that this Lease is in full force and effect and whether there have been any modifications; (2) the date to which rental and other sums are paid in advance;
(3) that no notice of default has been received which has not been cured, except as specified; and (4) such other reasonably requested matters. Landlord and any prospective purchaser or encumbrancer may conclusively rely upon the following facts: that this Lease is in full force and effect without modification except as stated by Landlord; that there are no uncured defaults by Landlord under the Lease and that not more than one month's Minimum Rent has been paid in advance. In such event, Tenant shall be estopped from denying the truth of such facts.

b. Tenant represents to Landlord and any purchaser or encumbrancer of the Premises that the information contained in the financial statements delivered by Tenant in connection with this Lease are true and accurate as of the date thereof and that, during the Term, Tenant's net worth stated in the original statements shall not be reduced. Within 30 days of receipt of Landlord's written request, Tenant shall deliver to Landlord and any prospective purchaser or encumbrancer Tenant's then current financial statements, including balance sheets, profit and loss statements and tax returns for the prior fiscal year. All financial statements shall be confidential and shall be used only for the foregoing purposes.

24. SIGNATURE. Landlord's submission of the Lease to Tenant is not an offer to lease. This Lease shall become effective only upon execution by Landlord and Tenant. By executing and delivering this Lease, Tenant irrevocably offers, for a period of 14 days from Landlord's receipt thereof, to lease the Premises from Landlord an the terms hereof. Landlord shall not be bound to execute the Lease. Thereafter, and so long as Landlord has not executed and delivered this Lease, Tenant may revoke such offer in writing. In such event, this Lease shall be void and each party shall return any copies executed by the other.

25. NET LEASE. This is a "net, net, net lease". Landlord shall receive all rents and payments hereunder free of any charges, assessments, expenses, deductions and offsets.

26. INDEMNIFICATION. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from (a) Tenant's use of the Premises; the conduct of Tenant's business or anything done or permitted to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation of breach of warranty by Tenant under this Lease or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord In connection with any such claim. Tenant further indemnifies Landlord against and agrees to reimburse Landlord promptly upon demand for any expenses incurred by Landlord in reviewing any proposal submitted for Landlord's consent, including without limitation the fees and charges of any attorneys, accountants, auditors, architects or other consultants retained by Landlord in connection therewith. The foregoing provisions shall survive the termination of this Lease with respect to any claim or cause of action arising prior to such termination or for which Tenant was a contributing cause.

27. NOTICE. All notices, demands and consents given hereunder shall be in writing and deemed given when personally delivered or deposited in the U.S. Mail, certified return receipt requested or such other expedited service where receipt by addressee can be confirmed, and addressed as follows: To Tenant, at the Premises and at the address specified in Item 3 of the BLI (or such other place Tenant designates in writing) and to Landlord, at the address specified in
Item 2 of the BLI (or such other place Landlord designates in writing). Such service shall be exclusive and Tenant hereby waives, to the fullest extent permitted by law, the right to any other method of service required by any statute or law. Tenant appoints, as its agent to receive service of all dispossessory proceedings, the person in charge of or occupying the Premises at the time. If no person shall be in charge or occupancy, such service may be made by attachment to the main entrance of the Premise.

28. INTERPRETATION. This Lease constitutes the entire agreement of the parties hereto.

All prior agreements between the parties, whether written or oral, are merged and of no force and effect. Any modification or discharge hereof shall be in a writing signed by the party against whom enforcement thereof is sought. Captions are inserted for convenient reference and do not define, limit or describe the scope or intent of the particular provisions thereunder. Any Exhibits and Addenda referred to herein are attached hereto and by this reference incorporated herein. This Lease shall be governed by the laws of the state in which the Premises are located.

29. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, representatives, successors and assigns.

30. NON-WAIVER. No waiver by Landlord or Tenant of any term, covenant or condition of this Lease shall be a waiver of any other breach hereof. No custom or practice which may develop between the parties in the administration of the terms hereof shall be construed to waive or lessen either party's right to insist upon performance by the other in accordance with such terms. No payment by Tenant or receipt by Landlord or its agents or a lesser amount than the rent stipulated shall be deemed to be other than on account of the rent stipulated nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction. Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy hereunder.

31. NO RECORDATION OF LEASE. Tenant shall not record this Lease without the prior written consent of the Landlord; provided, however, that upon the request of Tenant, Landlord shall, if Tenant has occupied the Premises and commenced payment of Minimum Rent, join in the execution of a memorandum of this Lease for purposes of recordation, which memorandum shall describe the parties, the Premises and the Term and shall incorporate this Lease by reference. TEnant shall pay all costs of preparation, delivery and recordation of such memorandum. If such memorandum is recorded, the parties shall execute, immediately upon the expiration or earlier termination of this Lease, a notice of termination for recordation. If Tenant fails to execute such notice of termination within 10 days following Landlord's request therefore, Tenant hereby irrevocably appoints Landlord to be its true and lawful attorney in fact with full authority to execute, deliver and record such notice on behalf of Tenant. Such appointment shall be coupled with an interest.

32. LEGAL PROCEEDINGS. Tenant shall reimburse Landlord upon demand for any attorneys' fees and expenses incurred by Landlord in any action (judicial or non-judicial) or litigation (including appeal) to secure compliance with the provisions hereof or recover damages therefor, to exercise any rights hereunder or to terminate this Lease or evict Tenant. If Tenant prevails in any legal action brought by Landlord, Tenant shall be entitled to recover its reasonable attorneys's fees. Tenant, to the extent permitted by law, does hereby waive any further right to attorneys' fees provided by applicable state of federal law, any right to trial by jury in any action brought upon the terms of this Lease and any right created by the Landlord/Tenant relationship established herein.

33. CORPORATE AUTHORITY: PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within 30 days after execution, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing such execution or other reasonably acceptable evidence of such authority. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within 30 days after execution, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership. All signatories of Tenant shall be jointly and severally liable for all obligations of Tenant.

34. FORCE MAJEURE. If either Landlord or Tenant are unable to perform any of their respective obligations hereunder due to events beyond their control, such obligations shall be stayed for the duration of such events. such events include, without limitation, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

35. BROKERS. Landlord and Tenant each represent to the other that it has had no dealings with any broker or agent entitled to or claiming any commission or fee in connection with this Lease, except those listed in Item 15 of the BLI, and it knows of no other broker or agent who is entitled to or claims any such commission or fee. Each party indemnifies and holds the other harmless from and against any such other fees or commissions.

36. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Term, subject to the provisions of this Lease.

37. BINDING EFFECT. Landlord's submission of the Lease to Tenant is not an offer to lease and shall not confer any rights or impose any obligations on either party, This Lease shall become effective only upon execution by Landlord and Tenant and there shall be no obligation on either party to so execute. By Tenant executing and delivering this Lease to Landlord, Tenant irrevocably offers, for a period of 14 days from Landlord's receipt hereof, to lease the Premises from Landlord on the terms set forth herein. Upon Landlord's execution of the Lease within such 14 day period, or upon Landlord's execution of the Lease after such 14 day period has lapsed provided Tenant has not then revoked its offer to lease in writing delivered to Landlord, the parties stall only then be bound by the terms hereof. In the event Tenant revokes its offer to lease in the manner set forth hereinabove or in the event Landlord has rejected Tenant's offer to lease in writing delivered to Tenant, this Lease shall be void and each party shall return any copies executed by the other together with any refundable deposits then received.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.

"LANDLORD"
Samuel K. Freshman,
dba Galloway Industrial Properties
His Managing Agent


        BY:    /s/ Robert L. Carlen  12/2/91
               --------------------------------------
               Robert L. Carlen, Vice President,
               Authorized Agent

Witnesses:


[SIG]
------------------------------------

[SIG]
------------------------------------


"TENANT"
Radiation Sterilizers, Inc.
a California corporation

By:     /s/ Donald Currie
        ---------------------------------------
        Donald Currie, General Manager

Witnesses:


[SIG]
------------------------------------

[SIG]
------------------------------------


STATE OF OHIO
COUNTY OF FRANKLIN, ss:

The foregoing instrument was acknowledged before me this 2nd day of Dec, 1991, by Robert L. Carlen, Vice President, Eastern Region, Standard Management Company, a California corporation, Managing Agent of Landlord, on behalf of the corporation.

                              /s/ BRENDA L. NEWMAN
                      -------------------------------------
                                BRENDA L. NEWMAN
                         NOTARY PUBLIC - STATE OF OHIO,
                      MY COMMISSION EXPIRES APR. 15, 1992


STATE OF OHIO,
COUNTY OF FRANKLIN, ss:

The foregoing instrument was acknowledged before me this 2nd day of December, 1991, by Donald Currie, General Manager of Radiation Sterilizers, Inc., a California corporation, on behalf of the corporation.

                              /s/ BRENDA L. NEWMAN
                      -------------------------------------
                                BRENDA L. NEWMAN
                         NOTARY PUBLIC - STATE OF OHIO,
                      MY COMMISSION EXPIRES APR. 15, 1992

                          GREEN MEADOWS CORPORATE PARK
                                     PHASE I

                                    [DIAGRAM]

                                   EXHIBIT "C"
                              RULES AND REGULATIONS

1. Exterior doors shall not remain braced open while the HVAC is functioning. Doors which are braced must use door stops or hooks made expressly for that purpose.

2. Except as otherwise permitted by Landlord in writing, the following signs are prohibited: hand-made signs; "Yes We Are Open" signs; signs attached directly to any exterior or interior window glass; adhesive stickers applied to any exterior or interior store front or glass (including credit card stickers, brand name stickers or other similar stickers); "For Sale", "For Lease", "Fire Sale", "Discount" or "Going Out Of Business" signs; or signs, advertising media or changes to the Premises which may be seen from the outside of the Premises. All exterior signs and Alterations to the Premises will be set forth in Tenant's plans and specifications made a part hereof. Upon request, Tenant shall immediately remove any sign, advertising material, lettering or any other object placed in, on, or about the Premises contrary to the foregoing rules and regulations. If Tenant fails to do so, Landlord may without liability enter the Premises and remove same at Tenant's expense.

3. Tenant shall promptly remove all trash and garbage to collection areas designated by Landlord. The Common Area shall not be used by Tenant for temporary trash storage nor shall Common Area trash containers be used for trash disposal.

4. Tenant shall not allow animals other than seeing eye dogs within the Project.

5. Tenant shall not attach seasonal decorations to the exterior store fronts.

6. All Tenant deliveries shall be accepted as quickly as possible in the designated loading zones.

7. Tenant shall keep its Premises at temperatures sufficiently high to prevent freezing of water pipes and fixtures.

8. Plumbing facilities shall not be used for any purpose other than for which they are constructed. No foreign substance of any kind shall be deposited therein. The expense of breakage, stoppage or damages resulting from a violation of this rule shall be borne by Tenant.

9. Tenant shall, at its sole cost and expense, keep the Premises pest free. If, in Landlord's opinion, pest problems can not be resolved other than by a comprehensive plan of pest control, Tenant shall Join in such plan as established by Landlord.

10. No cooking or preparation of food shall be permitted in the Premises.

11. Tenant shall not, without prior written consent of Landlord, hold classes or other assemblies.

12. Entrance doors to the Premises shall remain locked when the Premises are not in use. Tenant shall maintain control of and responsibility for all Premises keys.

13. Tenant shall not invite to the Premises, nor permit the visit of, persons in numbers or under conditions which interfere with the use and enjoyment of the Common Areas by other tenants.

14. Landlord may refuse admission to the Project outside of ordinary business hours to any person not having a pass issued by a tenant or not properly identified, and may require all persons admitted to or leaving the Project outside of ordinary business hours to register in and out.

15. Tenant shall keep display windows and signs well lighted at night for the periods prescribed by any applicable policies or regulations adopted, from time to time, by any utility or governmental agency.

16. Tenant agrees to pay Landlord $200 as minimum damages for each separate violation of these rules.

                                   EXHIBIT "D"
                              CONTROL ZONE CRITERIA

1. All work to be performed will be coordinated with the management of the Project or its representative.

2. All construction work will be confined to the Premises, including equipment, tools, materials, etc. The Common Area shall not be used by Tenant or its contractors without the prior written approval of Landlord. All deliveries and removal of construction spoil shall be made via routes reasonably determined by Landlord and scheduled so that materials are delivered to or removed from the Premises prior to or after normal business hours. No tools or materials shall be transported in wheelbarrows or wheeled vehicles in the Common Area during normal business hours. Construction workers shall not eat in the Common Area.

3. Loading zones are for loading and unloading purposes only. No parking will be permitted in these loading areas and any vehicles parked therein are subject to towing at Tenant's or vehicle owner's expense. Nothing shall be stored in the loading docks for any reason at any time. No tools, equipment, gang boxes, etc., will be allowed in the loading docks. Anything left in the loading docks will be removed and backcharged to Tenant at a reasonable rate for labor, material and equipment charges.

4. All doors shall be made secure at the completion of each work day.

5. All areas will be kept clean and free of hazardous conditions. Compliance with all O.S.H.A. Safety Regulations is mandatory.

6. Tenant shall regularly remove all debris and construction spoilage from the Premises. If not so removed, Landlord may remove such matter and backcharge Tenant at a reasonable rate for labor, material and equipment charges.

7. All construction activities, such as jackhammering and "shot" type mechanical fasteners which create excessive or explosive type noises, shall be performed at least 30 minutes prior to or after normal business hours.

8. All contractors' vehicles and equipment shall park in spaces assigned by Landlord, which may be outside the Project. Tenant and its contractors shall use only the entrances and roadways within the Project designated by Landlord.

9. Tenant shall not attach or cause to be attached to any structural component any equipment that may, by virtue of its size or weight, cause structural damage. Tenant shall not exceed the loading set forth in the Approved Plans for the floor of the Project or do anything that might alter the structural strength thereof.

10. Upon request, Tenant shall, at Tenant's expense, provide a mechanical exhaust system, including a make-up air system, in all high heat, moisture and odor producing areas. Cooking exhaust hood shall be Econovent or equivalent.

11. Upon request, Tenant shall, at Tenant's expense, connect its smoke and/or heat detector to the central system.

12. Tenant shall immediately reimburse Landlord for any expenses reasonably incurred by Landlord on behalf of Tenant for compliance with this Exhibit within 5 days of receipt of an invoice therefor. Late charges, interest and collection expenses on delinquent payments shall be charged to Tenant in the manner set forth in the Lease.

13. The provisions herein are in addition to Tenant's obligations to conform with all terms set forth in the Lease. Tenant shall promptly repair, at Tenant's expense, any damage to the Common Area and other portions of the Project caused by Tenant's construction activities.

                                [RSI LETTERHEAD]

                 CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
          Radiation Sterilizers, Incorporated, a California corporation

                    Passed by Consensus in Lieu of a Meeting

        The undersigned, being the Corporate Secretary of Radiation Sterilizers, Incorporated, a California corporation hereby reports that the Board of Directors has taken the following action through consensus in lieu of a meeting pursuant to Ohio Revised Code Section 1701.54.

        The following resolution with respect to the authority to enter into a written lease agreement with Samuel K. Freshman, dba Galloway Industrial Properties, for the premises known as the warehouse portion of 341 Enterprise Drive, Westerville, Ohio 43081 on behalf of Radiation Sterilizers, Incorporated, a California corporation, is hereby adopted:

        BE IT RESOLVED, that Donald Currie, General Manager, is hereby authorized to negotiate, execute and deliver in the name on behalf of the company, any contracts, agreements, conveyances, leases, and any other instruments that may be deemed by him necessary for the acquisition of assets and leases of Radiation Sterilizers, Incorporated, a California corporation.



DATE: 11/19/92                           X: /s/ Diana Huffman
                                            ------------------------------------
                                            Diana R. Huffman, Corp. Secretary

                                ADDENDUM TO LEASE

This Addendum to Lease, dated Dec 2, 1991, is attached and made a part of that certain Standard Industrial Lease ("Lease") entered into concurrently herewith by and between Samuel K. Freshman, dba Galloway Industrial Properties, as Landlord, and Radiation Sterilizers, Inc., a California corporation, as Tenant, The parties desire to modify and supplement the Lease as follows:

l. Page 5 Article 1, LEASE OF PREMISES, Paragraph c.: Add at the end:
"Notwithstanding the above, Landlord warrants that the heating, ventilating and air conditioning system and the plumbing in the Premises is in good working order."

2. Page 5, Article 3, RENT, Paragraph a.: Add at the end thereof:

               "(i) As specified in Item 7 of the BLI, no Minimum Rent shall be due for the first two months of the Initial Term (collectively the "Abatement Months.)

               (ii) Tenant shall pay all Additional Charges during the Abatement Months.

               (iii) The entire Minimum Rent otherwise due and payable for the Abatement Months shall become immediately due and payable upon the occurrence of an event of default by Tenant under this Lease."

3. Page 6, Article 3, RENT, Paragraph b: Delete in its entirety.

4. Page 7, Article 5, ALTERATIONS AND LIENS, Paragraph b.: Add at the end: "In exercising any of foregoing rights, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises."

5. Pages 8 and 9, Article 7; FINANCING, Line 22 (Line 7 an Page 9): Before "modifications" insert "reasonable".

6. Page 14, Article 14, MAINTENANCE AND REPAIRS: Line 13, delete "monthly" and insert "semi-annual".

7. Page 14, Article 14, MAINTENANCE AND REPAIRS: Add at the end thereof:
"Landlord assumes, responsibility for any repairs necessitated as a result of a structural defect in the building. Should the entire roof of the Premises fail to the extend that it must in Landlord's sole opinion be replaced, the cost of such replacement would be Landlord's responsibility."

8. Page 19, Article 22, ACCESS TO PREMISES, Line 2: After "otherwise" insert "modifications after reasonable notice".

9. Page 19, Article 23, ESTOPPEL CERTIFICATE: FINANCIAL STATEMENTS, Paragraph a., Line 2: Delete "1" and insert "5".

           EXTENSION OPTION (FAIR RENTAL VALUE) LEASE RIDER/INDUSTRIAL

        This Rider is attached to and made part of a Standard Industrial Lease (the "Lease") dated December 2, 1991, between Samuel K. Freshman, dba Galloway Industrial Properties, as Landlord, and Radiation Sterilizers, Inc., a California corporation, as Tenant, for Premises located at 341 Enterprise Drive, Westerville, Ohio 43081-8827 (the "Premises"). The terms used herein have the same definitions as in the Lease. This Rider supersedes any nonconsistent or conflicting provisions of the Lease.

A. Option(s). Landlord grants to Tenant one (1) option(s) (the "Option(s)") to extend the Initial Term for additional term(s) of two (2) years each (the "Extension(s)") on the same terms as set forth in the Lease, but subject to an increase in the Minimum Rent as set forth below. In addition, Tenant shall continue to pay all other charges, as provided in the Lease. The Option(s) shall be exercised only by written notice delivered to Landlord not more than 12 months nor less than 8 months before the expiration of the Initial Term or the current Extension, as the case may be. If Tenant fails to deliver such notice within the prescribed time period, such Option and any succeeding Option(s) shall lapse and there shall be no further right to extend the Term. The Option(s) shall be exercisable by Tenant on the conditions that (1) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under the Lease, and (2) at the time of exercise, and at all times prior to the commencement of such Extension Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Term.

B. Personal Options. The Option(s) are personal to the above-named Tenant. Whether with or without Landlord's consent, if Tenant Transfers prior to the commencement of the respective Extension, such Option and any succeeding Option(s) shall lapse and the Term shall expire as if such Option had not been exercised. If Tenant Transfers after exercise of an Option and after the commencement of the Extension related to such Option, then the Term, shall expire upon the expiration of the Extension during which such Transfer occurred and any succeeding Option(s) shall lapse.

C. Rent. The Minimum Rent shall be increased on the first day of each Extension ("Rental Adjustment Date") to the "Fair Rental Value" of the Premises, calculated in accordance with the GLA of the Premises, "Fair Rental Value" shall mean the highest rental per square foot of GLA received from new non-equity tenants prior to the applicable Rental Adjustment Date since the execution of the Lease for space located within the Project or, at the option of Landlord, within a radius of five miles of the Project, which space is comparable in use to the Premises. In determining whether space is comparable, improvements made in that space by the tenant thereof shall not be considered, but appropriate consideration shall be given to annual rental rates per square foot of GLA, rent escalations (including type, base year and stop), concessions, such as free rent and tenant improvement allowances, brokerage commissions, lease term, size and location of premises, work letter provisions and other generally applicable terms. At least 30 days prior to the applicable Rental Adjustment Date, Landlord shall submit a written proposal to Tenant stating the proposed Fair Rental Value to be applicable during the Extension. Tenant shall have 10 days from receipt within which to reject Landlord's proposal. If Tenant fails to give such notice of rejection within such 10-day period, Tenant shall be deemed to have accepted such proposal, in which event such proposal shall become effective as of the applicable Rental Adjustment Date, and the remainder of this Paragraph shall be inapplicable. If Tenant rejects Landlord's proposal within such 10-day period, then Landlord shall have the choice of (i) establishing the Fair Rental Value as the Minimum Rent in effect immediately prior to the Adjustment Date, adjusted upwards by each annual increase in the CPI since the date of the last rent increase; or (ii) submitting the matter to arbitration in accordance with the then-current rules and regulations of the American Arbitration Association (the "AAA"). The arbitration shall be conducted at the nearest AAA office in the city in which the Premises are located. The parties shall share equally the costs of such proceedings, which shall be conducted by a single neutral arbitrator appointed by application to the AAA, in accordance with the then-current AAA rules. Such arbitrator shall meet with representatives of Landlord and Tenant as soon as possible after appointment and shall issue his decisions as to the issues in dispute within 60 days after his appointment. Notwithstanding Tenant's rejection of Landlord's original proposal, during the pendency of such proceedings Tenant shall pay the Fair Rental Value of the Premises as set forth in Landlord's original proposal. Upon resolution or decision of the arbitrator, Landlord shall credit the difference, if any, between the Minimum Rent paid by Tenant pursuant to Landlord's original proposal and the Minimum Rent which should have been paid for the same period determined by the arbitrator, against subsequent payments of Minimum Rent thereafter payable by Tenant.

[Illegible]   CERTIFICATE OF INSURANCE
                                                   STERIGE             11/16/95

PRODUCTS                        THIS CERTIFICATE IS ISSUED AS A MATTER OF
Technology Insurance Services   INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE
Inc.                            CERTIFICATE HOLDER.  THIS CERTIFICATE DOES NOT
400 Seaport Court, Suite 200    AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY
Port of Redwood City CA 94063   THE POLICIES BELOW.

Charles A. Gillespie                    COMPANIES AFFORDING COVERAGE
415-367-8700
                                COMPANY   A      National Union Fire Ins. Co.
                                LETTER

                                COMPANY   B      Fireman's Fund Ins. Co.
                                LETTER
INSURED
                                COMPANY   C
                                LETTER

                                COMPANY   D
                                LETTER

   SteriGenics International    COMPANY   E
   P.O. Box 5030                LETTER
   Fremont  CA  94537-5030
--------------------------------------------------------------------------------
COVERAGES
    THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

CO                                                       POLICY EFFECTIVE  POLICY EXPIRATION
LTR   TYPE OF INSURANCE                 POLICY NUMBER     DATE(MM/DD/YY)     DATE(MM/DD/YY)             LIMITS
------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                                       GENERAL AGGREGATE          $5,000,000
 A    X COMMERCIAL GENERAL LIABILITY    GLA1210495RMA        03/31/95          03/31/96       PRODUCTS-COMP/OP AGG.      $5,000,000
      X CLAIMS MADE           OCCUR.    Casualty Insurance                                    PERSONAL & ADV. INJURY     $5,000,000
      OWNER'S & CONTRACTOR'S PROT.                                                            EACH OCCURRENCE            $5,000,000
                                                                                              FIRE DAMAGE (Any one time) $   50,000
                                                                                              MED. EXPENSE (Any one
                                                                                                person)                  $   10,000
------------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                     COMBINED SINGLE LIMIT      $
        ANY AUTO
        ALL OWNED AUTOS                                                                       BODILY INJURY
        SCHEDULED AUTOS                                                                        (Per person)               $
        HIRED AUTOS                                                                           BODILY INJURY
        NON-OWNED AUTOS                                                                         (Per accident)            $
        GARAGE LIABILITY                                                                      PROPERTY DAMAGE             $
------------------------------------------------------------------------------------------------------------------------------------
    EXCESS LIABILITY                                                                          EACH OCCURRENCE             $
        UMBRELLA FORM                                                                         AGGREGATE                   $
        OTHER THAN UMBRELLA FORM
------------------------------------------------------------------------------------------------------------------------------------
        WORKER'S COMPENSATION                                                                   STATUTORY LIMITS
                AND                                                                           EACH ACCIDENT               $
        EMPLOYERS' LIABILITY                                                                  DISEASE - POLICY LIMIT      $
                                                                                              DISEASE - EACH EMPLOYEE     $
------------------------------------------------------------------------------------------------------------------------------------
OTHER

 B    Blkt. Per. Property             P89MXI8026886          03/31/95          03/31/96       Special                     52300000
 B    Blkt. Bailee's                  P89MXI8026886          03/31/95          03/31/96       Form                        13200000
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
Building Coverage included in Blanket Building limit of $8920000 subject to $2500 deductible; Limit for 341 Enterprise Dr.,
Westerville is $420000
The Certificate Holder and Samuel K. Freshman dba Galloway Industrial Properties are named as Additional Insured (Landlord) as respects 341 Enterprise Drive, Westerville, Ohio
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                            CANCELLATION

                                                              SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
                                                              EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
                                                              30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT,
                                                              BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
    Standard Management Company                               LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
    Attn: DeWayna Holloy                                      ----------------------------------------------------------------------
    6076 Busch Blvd., Suite #2                                AUTHORIZED REPRESENTATIVE
    Columbus OH  43229                                                                        /s/ CHARLES A. GILLESPIE
                                                                    Charles A. Gillespie
                                                                                                         (C) Acord Corporation 1990
------------------------------------------------------------------------------------------------------------------------------------

